Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

Securities and Exchange Commission

Washington, D.C.  20549

We consent to the use in this Registration Statement of ICOP Digital, Inc. on Form SB-2, of our report dated March 11, 2005, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Summary Consolidated Financial Data” and “Experts” in such Prospectus.

/s/ Cordovano and Honeck LLP

Cordovano and Honeck LLP

(formerly Cordovano and Honeck, P.C.)

Denver, Colorado

March 31, 2005